Exhibit 5.1

Stradling Yocca Carlson & Rauth A Professional Corporation 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

October 28, 2021

The Real Good Food Company, Inc.

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

Ladies and Gentlemen:

We have acted as counsel to The Real Good Food Company, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (Filing No. 333-260204) (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Registration Statement (the “Prospectus”), covering an underwritten public offering by the Company and a selling stockholder of the Company of up to an aggregate of 25,800,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001, which consists of (i) up to 25,466,667 Shares to be sold by the Company (including up to 466,667 Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional Shares granted by the Company the underwriters (the “Option”) (collectively, the “Company Shares”), and (ii) up to 333,333 Shares (the “Stockholder Shares”) that will be sold by the selling stockholder identified in the Registration Statement if the Option is exercised by the underwriters with respect to at least that number of Shares.

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the forms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws, each of which will become effective immediately prior to the closing of the offering contemplated by the Registration Statement, in the forms filed as Exhibits 3.1 and 3.2 to the Registration Statement, respectively, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Shares will be sold at a price established by the Board of Directors of the Company (or a duly authorized committee thereof) and that the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware before issuance of the Shares.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of the certificates of public officials and the due authorization, execution and delivery by all persons other than by the Company of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, and (ii) the Stockholder Shares that are to be acquired by the selling stockholder upon the conversion of outstanding equity securities held by the selling stockholder immediately prior to the sale of such Shares by the underwriters in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable when issued upon the conversion of such equity securities in accordance with their terms.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is solely intended for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.